                                                                    EXHIBIT 99.3

                                                                  (203) 661-1100

               NEWS FROM UST                100 West Putnam Avenue
                                            Greenwich, Connecticut 06830

                             for immediate release

Mark A. Rozelle         FOR FURTHER INFORMATION CONTACT:         Lisa B. Winjum
Investor Relations                                               Media Relations
(203) 622-3520                                                   (203) 622-3549

                            UST SIGNS COMMITMENTS FOR
                         POTENTIAL BONDING REQUIREMENTS


         GREENWICH, CT, June 20, 2000 - - UST Inc. (NYSE: UST) today announced that it has entered into commitment arrangements for financing to satisfy, subject to certain terms and conditions of the commitments, any bonding requirements that may be imposed by the court in the pending antitrust litigation involving the Company's smokeless tobacco subsidiary. The facility would generally have a term of three years, and depending on the amount of the bond, could require some initial borrowing to be deposited into an escrow account, along with additional quarterly escrow payments over the term.

         The total cost of the facility over the three year period will be dependent upon a number of factors, including the Company's debt rating, the results of syndication efforts, and interest rates. The annual cost of the facility is expected to average between two to three percent of the initial bonding amount, before any offset for interest income earned on the additional quarterly escrow payments. The Company anticipates that if it ultimately prevails on appeal, some or all of the costs of these bonding requirements could be recoverable from the plaintiff.

         UST Chairman and Chief Executive Officer Vincent A. Gierer, Jr., stated: "We are pleased by the confidence in the Company shown by the participation of the lenders and sureties in the financing arrangement, particularly because it fulfills our objective of preserving the dividend. We will continue with our efforts to have the damage award and the potential bonding requirements reduced so that the Company's resources are not constrained by having to post an onerous bond."

                                      # # #

UST, through its subsidiaries, is a leading producer and marketer of moist smokeless tobacco products including Copenhagen, Copenhagen Long Cut, Skoal, Skoal Long Cut, Skoal Bandits, Rooster and Red Seal. Other consumer products marketed by UST subsidiaries include premium wines sold nationally through the Chateau Ste. Michelle, Columbia Crest and Villa Mt. Eden wineries as well as sparkling wine produced under the Domaine Ste. Michelle label and premium cigars including Don Tomas, Don Tomas Special Edition, Astral and Habano Primero.

All statements, other than statements of historical facts, which address activities, or actions that the Company expects or anticipates will or may occur in the future, and other such matters are forward-looking statements. To take advantage of the safe harbor provided by the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company.

Any one, or a combination, of these factors could materially affect the results of the Company's operations. These factors include competitive pressures, changes in consumer preferences, wholesaler ordering patterns, consumer acceptance of new product introductions and other marketing initiatives, uncertainties associated with ongoing and future litigation, legal and regulatory initiatives (including those described under Items 1 and 3 of the Company's Annual Report on Form 10-K and Form 8-K), and conditions in the capital markets. Forward-looking statements made by the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, as well as other factors beyond the control of the Company, actual results may differ from those in the forward-looking statements.